As filed with the Securities and Exchange Commission on January 31, 2025

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

IBIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-2797813
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121 (979) 446-0027

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Martin Brenner

Chief Executive Officer and

Chief Scientific Officer

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(979) 446-0027

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.
Melissa Murawsky, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

Telephone: (212) 885-5000

Facsimile: (212) 885-5001

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 31, 2025

PRELIMINARY PROSPECTUS

246,087 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 246,087 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of iBio, Inc. by the selling stockholder identified in this prospectus (the “Selling Stockholder”), including its pledgees, assignees, donees, transferees or its respective successors-in-interest.

The Selling Stockholder acquired the Shares pursuant to an exclusive license agreement (the “License Agreement”) by and between us and AstralBio, Inc. (“AstralBio”) in a transaction exempt from registration under the Securities Act of 1933, as amended in reliance on Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. We are filing the registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations with the Selling Stockholder to provide for the resale by the Selling Stockholder of the Shares offered hereby. See “Selling Stockholder” beginning on page 7 of this prospectus for more information about the Selling Stockholder. The registration of the Shares to which this prospectus relates does not require the Selling Stockholder to sell any of its Shares.

We are not offering any Shares under this prospectus and will not receive any proceeds from the sale or other disposition of the Shares covered hereby. See “Use of Proceeds” beginning on page 6 of this prospectus.

The Selling Stockholder identified in this prospectus, or its pledgees, assignees, donees, transferees or their respective successors-in-interest, from time to time may offer and sell through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices the Shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. See “Plan of Distribution” beginning on page 8 of this prospectus for more information about how the Selling Stockholder may sell their respective Shares.

We have agreed to bear all of the expenses in connection with the registration of the Shares pursuant to this prospectus. The Selling Stockholder will pay or assume all commissions, discounts, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, attributable to their sales of the Shares.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is listed on the NYSE American LLC under the symbol “IBIO.” On January 28, 2025, the last reported sale price of our Common Stock on the NYSE American LLC was $2.94 per share.

An investment in shares of our Common Stock involves risks. See the “Risk Factors” beginning on page 4 and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2025.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Common Stock offered under this prospectus. The registration statement, including the exhibits, can be read on our website and the website of the Securities and Exchange Commission. See “Where You Can Find More Information.”

Information contained in, and that can be accessed through our web site, www.ibioinc.com., shall not be deemed to be part of this prospectus or incorporated herein by reference and should not be relied upon by any prospective investors for the purposes of determining whether to purchase the Common Stock offered hereunder.

Unless the context otherwise requires, the terms ““we,” “us,” “our,” “the Company,” “iBio” and “our business” refer to iBio, Inc. and “this offering” refers to the offering contemplated in this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). Under this registration process, the Selling Stockholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the Shares offered by it described in this prospectus.

This prospectus provides you with a general description of the Shares the Selling Stockholder may offer. A prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information and “Incorporation of Certain Information by Reference.”

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained, or incorporated by reference, in this prospectus, any post-effective amendment, or any applicable prospectus supplement or free-writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

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PROSPECTUS SUMMARY

This summary highlights about us and selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire prospectus and the documents incorporated by reference carefully, especially the risks of investing in our Common Stock discussed under and incorporated by reference in “Risk Factors” on page 4 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus, before making an investment decision.

The Company

iBio, Inc. (“iBio,” “we,” “us,” or “our”) is a preclinical stage biotechnology company leveraging the power of Artificial Intelligence (AI) for the development of hard-to-drug precision antibodies. Our core mission is to harness the potential of AI and machine learning (ML) to unveil elusive biologics that stand out and have evaded other scientists. Through our innovative platform, we champion a culture of innovation by identifying novel targets, forging strategic collaborations to enhance efficiency, diversify pipelines, and with the goal of accelerating preclinical processes. Our proprietary technology stack is designed to minimize downstream development risks by employing AI-guided epitope-steering and monoclonal antibody (mAb) optimization.

Our groundbreaking EngageTx™ technology enables us to target bi-specific molecules. With the ability to navigate sequence diversity and promote Human-Cyno cross reactivity while mitigating cytokine release, our goal is to enhance agility and bolster preclinical safety assessments. Another key feature of our technology stack is our ShieldTx™ masking technology in order to keep antibodies inactive until they reach diseased tissue, where the masks are removed, and the antibodies are activated, all with the goal of broadening the therapeutic window, potentially improving efficacy and safety of treatments.

Our strategic approach to fulfilling our mission is outlined as follows:

•	Further develop and expand our technology stack: We are continuously expanding and developing our technology stack to tackle current challenges in antibody discovery.

o	Current challenges in antibody discovery: Key challenges in today’s antibody discovery techniques include:

▪	A limited number of drug targets that can be pursued with traditional antibody discovery techniques.

▪	Lack of antibodies with complex mechanisms of action.

▪	Safety concerns for antibodies against widely expressed targets.

▪	Significant time required to optimize antibody leads.

▪	Lack of early assessment of the developability of antibodies.

o	Our technology platform addresses current challenges in antibody discovery: Our epitope steering technology allows the precise targeting of antibodies against hard-to-drug proteins and challenging target epitopes. This is believed to unlock a vast novel target space and enable the targeting of newly identified epitopes on well-validated proteins for best-in-class drug development. While the vast majority of approved antibodies function by disrupting protein-protein interactions, the discovery of antibodies with more complex mechanisms has been challenging. Our ability to steer antibodies towards agonistic or cell-activating epitopes, or epitopes that lock protein complexes in certain active or inactive conformations, is believed to enable the creation of antibodies with a wide variety of complex modes of action.

Although bispecific antibodies and antibody-drug conjugates have proven to be highly efficacious, they have also raised safety concerns. Our ShieldTx technology is an integrated part of the discovery process, designed to allow antibodies to be masked and rendered inactive until they reach the intended tissue (e.g., a tumor), where the mask is removed and the antibody is activated. ShieldTx is believed to have the capability of reducing or eliminating adverse effects stemming from off-target tissue effects, increase the probability of success in identifying a fitting mask, and reduce development time.

Lastly, our StableHu technology, coupled with mammalian display technology, has been shown in pre-clinical studies to allow for the reduction of lead optimization times by utilizing single-shot multi-dimensional optimization techniques. This also improves the developability of lead antibodies early in the discovery process.

▪	Capital efficient business approach: Our strategic business approach is structured around the following pillars of value creation:

o	Strategic Collaborations: We have leveraged our platform and pipeline by forming strategic partnerships. We aim to become the preferred partner for pharmaceutical and biotechnology companies seeking rapid and cost-effective integration of complex molecules into their portfolios, de-risking their early-stage pre-clinical work. Additionally, rich array of fast follower immune-oncology molecules within the Company’s pre-clinical pipeline holds the potential to drive substantial partnerships, opening doors to innovative projects. By tapping into our infrastructure and expertise, partners have the potential to streamline timelines, reduce costs tied to biologic drug discovery applications and cell line process development, and expedite preclinical programs with efficiency.

o	Developing and advancing our in-house programs cost effectively: Clinical advancement is crucial for drug discovery. As we continue to develop our existing immune-oncology pre-clinical pipeline, we are also seeking strategic partners with the capabilities to more rapidly advance these programs towards the clinic. We also continue to assess our option rights to license three of the four assets under the collaboration with AstralBio to expand our pre-clinical pipeline into obesity and cardiometabolic programs and with the goal to become a clinical stage company.

o	Tech Licensing in Diverse Therapeutic Areas: In pursuit of adding value, we are exploring partnerships in diverse therapeutic domains such as CNS or vaccines. Our intention is to license our AI tech stack, extending its benefits to our partners and amplifying its biological impact and insights. This strategic approach enables us to capitalize on the value of our meticulously curated data while empowering collaborations and innovations, while at the same time allowing us to focus on both the platform and our core therapeutic areas, metabolic diseases and oncology.

o	Focused Investment in advancing the platform: We maintain a focused commitment to invest in our platform, continually unlocking the potential of biology through AI and ML. The pinnacle of being on the forefront of ML advancing algorithms, and models in order to improve its predictive power and reduce the time it takes to find a viable molecule.

In essence, we believe that we are sculpting a future where cutting-edge AI-driven biotechnology propels the discovery of intricate biologics, fostering partnerships, accelerating innovation, and propelling the advancement of science.

Recent Developments

License Agreement

On December 31, 2024, we entered into the License Agreement with AstralBio pursuant to which AstralBio has licensed to us, on a worldwide exclusive basis and with the right to grant sublicenses, under the AstralBio Licensed Patents and AstralBio Licensed Know-How to Develop, Manufacture and Commercialize and otherwise exploit any product directed to GDF8 (myostatin) that contains the licensed antibody targeting myostatin for research, diagnosis, treatment, prevention, or management of any disease or medical condition (the “Licensed Product”).

We will be solely responsible for all decisions related to the launch, sales and marketing and promotion of the Licensed Products in our discretion, subject to the terms of the License Agreement, and for all costs for all activities related to, the Development, Manufacture and Commercialization of the Licensed Product worldwide. In consideration for the rights and licenses granted by AstralBio to us in the License Agreement, we agreed to pay AstralBio (i) an upfront license fee in the amount of $750,000 within thirty days after the effective date of the License Agreement, which we paid by issuing the Shares and (ii) upon the occurrence of specified developmental and commercial milestones, milestone payments of up to a total of $28 million, which can be paid by cash or, provided we remain listed on NYSE American LLC or another national stock exchange at the time of the payment, our issuance of shares of Common Stock, subject to approval of the issuance of any such shares by NYSE American LLC, and provided, however, in no event shall we issue shares of Common Stock to AstralBio pursuant to the License Agreement that would result in AstralBio owning more than 19.9% of the total number of shares of Common Stock that were outstanding as of the date of entering into the License Agreement.  In the event we sublicense the Licensed Product or a product that includes the Licensed Product, we will pay AstralBio a sublicense fee, which fee is a range of a low to mid-single-digit percentage based on the proceeds of the sublicense fees to a third party.

The License Agreement will remain in effect at all times and thereafter, unless and until terminated earlier pursuant to the License Agreement. The License Agreement can be terminated (i) by us for any reason or no reason upon 45 days’ written notice to AstralBio (ii) by either party upon written notice to the other party if the other party materially breaches the License Agreement and such breach is not cured to the reasonable satisfaction of the non-breaching party within 90 days of receipt of such written notice (iii) by either party upon certain bankruptcy or insolvency events and (iv) by AstralBio if we or any sublicensee challenges the patentability, enforceability or validity of any claim related to any AstralBio Licensed Patent or the secret and substantial nature of any AstralBio Licensed Know-How, subject to certain exceptions as set forth in the License Agreement.

The Licensed Product, now named IBIO-600, was identified by AstralBio using our proprietary technology stack and was designed for subcutaneous administration with the potential for an extended half-life.  In parallel, we initiated a bispecific antibody program targeting myostatin/activin A to treat obesity and cardiometabolic disorders, leveraging its proprietary technology stack as well as the technology of IBIO-600.

Private Placement

On January 10, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain of our officers and directors (the “Investors”), pursuant to which we issued and sold to the Investors, in a private placement priced at-the-market (the “Private Placement”) consistent with the rules of the NYSE American LLC (“NYSE American”), an aggregate of 240,807 shares of Common Stock, at a purchase price per share of $2.72, the last reported closing price of the Common Stock on the date of execution of the Purchase Agreement, which closing price was greater than the book value of the Common Stock on the date of the execution of the Purchase Agreement. The Private Placement closed on January 10, 2025. We received aggregate gross proceeds from the Private Placement of approximately $655,000, before deducting estimated offering expenses payable by us.

General Corporate Information

We were incorporated under the laws of the State of Delaware on April 17, 2008, under the name iBioPharma, Inc. We engaged in a merger with InB:Biotechnologies, Inc., a New Jersey corporation on July 25, 2008, and changed our name to iBio, Inc. on August 10, 2009.

Our principal executive offices are located at 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121 and our telephone number is (979) 446-0027. Our website address is www.ibioinc.com. The information contained on, or accessible through, our website does not constitute part of this Registration Statement. We have included our website address in this Registration Statement solely as an inactive textual reference.

THE OFFERING

This prospectus relates to the resale or other disposition from time to time by the Selling Stockholder identified in this prospectus of up to 246,087 Shares of our Common Stock. None of the Shares registered hereby are being offered for sale by us.

Shares of Common Stock offered by the Selling Stockholder	246,087 Shares

Terms of the offering	The Selling Stockholder and any of its pledgees, assignees and successors-in-interest will determine when and how they sell the Shares offered in this prospectus and may, from time to time, sell any or all of their shares covered hereby on NYSE American LLC or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Common Stock outstanding prior to and after this offering	9,831,601, including the Shares

Use of Proceeds	The Selling Stockholder will receive all of the proceeds of the sale of Shares offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of shares of Common Stock that may be sold from time to time pursuant to this prospectus. See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our Common Stock.

NYSE American LLC symbol	Our Common Stock is listed on the NYSE American LLC under the symbol “IBIO.”

Except as otherwise indicated, the number of shares of Common Stock to be outstanding immediately after this offering is based on 9,831,601 shares of our Common Stock outstanding as of January 28, 2025, and excludes:

•	974,624 shares of Common Stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $5.90 per share;

•	11,392,677 shares of Common Stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $1.98 per share;

•	11,586 shares of Common Stock issuable upon the vesting of restricted stock units; and

•	645,833 shares of Common Stock reserved for future issuance under the 2023 Omnibus Equity Incentive Plan.

RISK FACTORS

Investing in our shares of Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks and uncertainties described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our Common Stock in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below and incorporated by reference are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. For more information, see the section entitled “Where You Can Find More Information.”

Risks Related to this Offering

Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

We are registering for resale Shares of Common Stock. The price per share of our Common Stock in this offering may result in an immediate decrease in the market price of our Common Stock. This decrease may continue after the completion of this offering. Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

Investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. The Selling Stockholder may sell such Shares at different times and at different prices.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our Common Stock.

We may from time-to-time issue additional shares of Common Stock or preferred stock. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, Common Stock or preferred stock. Any future issuances of Common Stock or securities convertible into Common Stock, would further dilute the percentage ownership of us held by holders of Common Stock. In addition, the issuance of certain securities, may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the Common Stock.

Because we will not declare cash dividends on our Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Common Stock for any return on their investment.

We have never declared or paid cash dividends on our Common Stock. We currently anticipate that we will retain all available funds and future earnings, if any, to fund the development and growth of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our Common Stock, if any, will provide a return to investors in this offering.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contain, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “might,” “approximately,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. Forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things:

•	our plans to develop and commercialize our product candidates;

•	the timing of our planned clinical trials for our product candidates;

•	the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	expectations regarding clinical trial data;

•	our intellectual property position;

•	our competitive position and the development of and projections relating to our competitors or our industry;

•	our ability to identify, recruit and retain key personnel;

•	the impact of laws and regulations;

•	our plans to identify additional product candidates with significant commercial potential that are consistent with our commercial objectives;

•	our estimates regarding future revenue, expenses and needs for additional financing; and

•	the industry in which we operate and the trends that may affect the industry or us.

Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto.

These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. We discuss in greater detail, and incorporate by reference into this prospectus in their entirety, many of these risks and uncertainties under the heading “Risk Factors” contained in the documents incorporated by reference herein. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds of the sale of Shares offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of the Shares that may be sold from time to time pursuant to this prospectus. See “Plan of Distribution” elsewhere in this prospectus for more information.

SELLING STOCKHOLDER

This prospectus covers the possible resale from time to time by the Selling Stockholder identified in the table below, including its pledgees, donees, transferees, assigns or other successors in interest, of up to an aggregate of 246,087 Shares. We are registering the resale of such Shares by the Selling Stockholder identified in the table below, to permit it, or its permitted transferees or other successors-in-interest that may be identified in a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of these Shares in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus (as may be supplemented and amended).

On January 28, 2025, pursuant to the License Agreement, we issued and sold to AstralBio 246,087 Shares of our Common Stock, which number of Shares was calculated by dividing the up front license fee due to AstralBio of $750,000 by the Market Value of our Common Stock on the date of payment of such license fee. “Market Value” is defined in the License Agreement as the volume weighted average price of our Common Stock as reported by Bloomberg, LP over the five (5) day period ending at 4:00 PM on the day prior to the date of determination.

The following table sets forth, to our knowledge, information concerning the beneficial ownership of shares of our Common Stock by the Selling Stockholder as of January 31, 2025. The information in the table below with respect to the Selling Stockholder has been obtained from the Selling Stockholder. When we refer to the “Selling Stockholder” in this prospectus, or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, we mean the Selling Stockholder listed in the table below as offering Shares, as well as its respective pledgees, assignees, donees, transferees or successors-in-interest. Throughout this prospectus, when we refer to the Shares being registered on behalf of the Selling Stockholder, we are referring to the Shares issued to the Selling Stockholder pursuant to the License Agreement. The Selling Stockholder may sell all, some or none of the Shares subject to this prospectus. See “Plan of Distribution” below as it may be supplemented and amended from time to time.

The number of shares of Common Stock beneficially owned prior to the offering for the Selling Stockholder includes all shares of our Common Stock beneficially held by the Selling Stockholder as of January 31, 2025. The shares reported under “Maximum Number of Shares of Common Stock Being Offered for Resale” consist of the Shares reported as beneficially owned by Selling Stockholder under “Shares of Common Stock Beneficially Owned Prior to the Offering”. The percentages of shares owned before and after the offering are based on 9,831,601 shares of Common Stock outstanding as of January 31, 2025.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Generally, a person “beneficially owns” shares of our Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the Selling Stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to the Offering		Maximum Number of Shares of Common	Shares of Common Stock To Be Beneficially Owned Immediately Following the Sale of the Shares of Common Stock Offered for Resale
Selling Stockholder	Number	Percentage	Stock Being Offered for Resale	Number	Percentage
AstralBio, Inc. (1)	246,087	2.5%	246,087	0	—

(1)	The shares reported in the table above consists of 246,087 Shares of Common Stock issued to AstralBio pursuant to the License Agreement. Patrick Crutcher, AstralBio’s Co-Founder and Chief Executive Officer, has sole voting and disposition power over the shares held by AstralBio. The shares reported in the table above does not include any securities that are owned by Patrick Crutcher directly, as they are not beneficially owned by AstralBio. The address of AstralBio is 867 Boylston Street, 5th Floor #1833, Boston, Massachusetts 02116.

Relationships with Selling Stockholder

The Selling Stockholder has not had a material relationship with the registrant or any of its predecessors or affiliates, within the past three years, except as hereinafter described.

In March 2024, we entered into a collaboration with AstralBio to discover, engineer and develop novel antibodies to treat obesity and other cardiometabolic conditions. As part of the collaboration, we granted an exclusive license to AstralBio of our AI-powered technology to identify and engineer four (4) targets for the treatment of obesity and cardiometabolic diseases, of which AstralBio may continue the pre-clinical development and deploy its proven drug development expertise to advance candidates to an Investigational New Drug (IND) application. We have the exclusive option to license three (3) obesity and cardiometabolic targets from AstralBio and as a result, we will receive the rights to develop, manufacture and commercialize those targets upon exercise. As a result of this collaboration, one of the first programs is initiating the development of an anti-myostatin antibody program focused on targeting the transforming growth factor beta (TGFb) superfamily for the treatment of muscle wasting and obesity. Upon mutual consent with AstralBio, we may also expand the collaboration to include additional targets in other fields.

On April 25, 2024, we entered into a Consulting Agreement with Patrick Crutcher, pursuant to which we issued stock options to purchase up to 133,000 shares of Common Stock under the 2023 Omnibus Equity Incentive Plan, which are exercisable at an exercise price of $1.72 per share and expire ten years from the date of issuance.

On December 31, 2024, we entered into the License Agreement with AstralBio, pursuant to which AstralBio licensed to us, on a worldwide exclusive basis and with the right to grant sublicenses, under the AstralBio Licensed Patents and AstralBio Licensed Know-How to Develop, Manufacture and Commercialize and otherwise exploit any product directed to GDF8 (myostatin) that contains the licensed antibody targeting myostatin for research, diagnosis, treatment, prevention, or management of any disease or medical condition. The Shares being offered pursuant to this prospectus were issued pursuant to the terms of the License Agreement.

Patrick Crutcher, AstralBio’s Co-founder and Chief Executive Officer, acquired 175,438 shares of Common Stock and warrants to purchase 175,438 shares of Common Stock for a purchase price of $498,750 in our private placement offering that was consummated on April 1, 2024.

PLAN OF DISTRIBUTION

The Selling Stockholder, which as used herein includes pledgees, assignees, donees, transferees or its respective successors-in-interest selling Shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a Selling Stockholder as a pledge, assignment, gift, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholder to include the pledgee, transferee or other successors-in-interest as Selling Stockholder under this prospectus. The Selling Stockholder also may transfer the Shares of Common Stock in other circumstances, in which case the transferees, pledgees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Common Stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholder from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholder also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. A Selling Stockholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the name of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Shares offered by this prospectus.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Blank Rome LLP.

EXPERTS

The consolidated financial statements of iBio Inc. and Subsidiaries for the two years ended June 30, 2024 have been audited by Grassi & Co., CPAs, P.C., independent registered public accounting firm, as set forth in their report thereon appearing in iBio Inc. and Subsidiaries Annual Report on Form 10-K for the year ended June 30, 2024, and incorporated by reference herein. Such consolidated financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on our ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we, the Selling Stockholder nor any agent, underwriter or dealer has authorized any person to provide you with different information. Neither we nor the Selling Stockholder are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Additional information about iBio, Inc. is contained at our website, www.ibioinc.com. Information on our website is not incorporated by reference into this prospectus. We make available on our website our SEC filings as soon as reasonably practicable after those reports are filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-35023. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 20, 2024, as amended September 24, 2024;
•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 12, 2024;

•

Our Current Reports on Form 8-K filed with the SEC on July 3, 2024, July 9, 2024, July 26, 2024, November 25, 2024 (other than information furnished under Item 2.02 and exhibits related thereto), January 2, 2025 (other than information furnished under Item 7.01 and exhibits related thereto), January 10, 2025 (other than information furnished under Item 7.01 and exhibits related thereto) and January 13, 2025; and

•	The description of our Common Stock set forth in: (i) our registration statement on Form 8-A filed with the SEC on December 29, 2010, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 20, 2024.

We also incorporate by reference into this prospectus all documents (other than portions of those documents not deemed filed) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-35023) (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with this prospectus, including exhibits that are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

iBio, Inc.

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

(979) 446-0027

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fee payable to the Securities and Exchange Commission.

Amount
SEC registration fee	$110.58
Legal fees and expenses	50,000
Accounting fees and expenses	10,000
Miscellaneous	389.42
Total:	$60,500

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in our best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The DGCL further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director for payments of unlawful dividends or unlawful stock repurchases or redemptions; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under Delaware law.

In addition, as permitted by Delaware law, our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director, except to the extent such an exemption from liability thereof is not permitted under the DGCL.

As permitted by the DGCL, we have entered into indemnity agreements with each of our directors and executive officers, that require us to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as our officer, director, employee or agent or any of our affiliated enterprises. Under these agreements, we are not required to provide indemnification for certain matters, including:

•	indemnification beyond that permitted by the DGCL;

•	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

•	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of our stock;

•	indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

•	indemnification for proceedings or claims brought by an officer or director against us or any of our directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by our board of directors or required by law;

•	indemnification for settlements the director or officer enters into without our consent; or

•	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by us.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We have an insurance policy in place that covers our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits.

See the Exhibit Index immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-3, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for purposes of determining any liability under the Securities Act, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

3.1	Certificate of Incorporation of iBio, Inc., Certificate of Merger, Certificate of Ownership and Merger, Certificate of Amendment of the Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission on May 11, 2018 – Commission File No. 001-35023)

3.2	Certificate of Amendment of the Certificate of Incorporation of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2018 – Commission File No. 001-35023)

3.3	Certificate of Designation, Preferences and Rights of the iBio CMO Preferred Tracking Stock of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2017 – Commission File No. 001-35023)

3.4	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2018 – Commission File No. 001-35023)

3.5	Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock of iBio, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2018 – Commission File No. 001-35023)

3.6	Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2019 – Commission File No. 001-35023)

3.7	Second Amended and Restated Bylaws of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2022 – Commission File No. 001-35023)

3.8	Certificate of Designation of Preferences, Rights and Limitations of Series 2022 Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2022 – Commission File No. 001-35023)

3.9	Certificate of Amendment of the Certificate of Incorporation of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2022 – Commission File No. 001-35023)

3.10	Certificate of Amendment to Certificate of Incorporation of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2023 – Commission File No. 001-35023)

5.1*	Opinion of Blank Rome LLP

10.1+	Exclusive License Agreement, dated December 31, 2024, by and between iBio, Inc. and AstralBio, Inc. (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 2, 2025 – Commission File No. 001-35023)

23.1*	Consent of Grassi & Co., CPAs, P.C., independent registered public accounting firm for the Registrant

23.2*	Consent of Blank Rome LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of the Registration Statement)

107*	Calculation of Filing Fee Table

* +

Filed herewith.

The Company has omitted certain portions of this exhibit which are indicated therein by [**] in accordance with Item 601(b)(10) of Regulation S-K. The Company agrees to furnish unredacted copies of these exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 31st day of January, 2025.

IBIO, INC.

By:	/s/ Martin Brenner
Martin Brenner
Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Martin Brenner and Felipe Duran, jointly and severally, as his or her true and lawful agent, proxy and attorneys-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin Brenner	Chief Executive Officer, Chief Scientific Officer and Director	January 31, 2025
Martin Brenner	(Principal Executive Officer)

/s/ Felipe Duran	Chief Financial Officer	January 31, 2025
Felipe Duran	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alexandra Kropotova	Director	January 31, 2025
Alexandra Kropotova

/s/ William Clark	Director	January 31, 2025
William Clark

/s/ Gary Sender	Director	January 31, 2025
Gary Sender

/s/ Evert Schimmelpennink	Director	January 31, 2025
Evert Schimmelpennink

/s/ David Arkowitz	Director	January 31, 2025
David Arkowitz

/s/ António Parada	Director	January 31, 2025
António Parada